EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 16, 2004 included in this Annual Report  (Form 10-K) of AirNet Systems, Inc. for the fiscal year ended December 31, 2003 with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included herein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-08189 and No. 333-62659) pertaining to the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan and the Registration Statement (Form S-8 No. 333-43605) pertaining to the AirNet Systems, Inc. Retirement Savings Plan of our report dated February 16, 2004, with respect to the consolidated financial statements and financial statement schedule of AirNet Systems, Inc. included in this Annual Report (Form 10-K) of AirNet Systems, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-103050) of AirNet Systems, Inc. and in the related Prospectus of our report dated February 16, 2004, with respect to the consolidated financial statements and the financial statement schedule of AirNet Systems, Inc. included in this Annual Report (Form 10-K) of AirNet Systems, Inc.

/s/ Ernst & Young LLP
March 29, 2004